Exhibit 3.01

                                         AS AMENDED THROUGH
                                         September 17, 1996
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                               LOEWS CORPORATION


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                                    By-Laws
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                                    BY-LAWS

                                      OF

                               LOEWS CORPORATION
                            (A Delaware Corporation)

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                                   ARTICLE 1

                                  Definitions

  As used in these By-laws, unless the context otherwise requires, the term:

  1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

  1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

  1.3 "Board" means the Board of Directors of the Corporation.

  1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

  1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

  1.6 "Corporation" means Loews Corporation.

  1.7 "Directors" means directors of the Corporation.

  1.8 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

  1.9 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

  1.10 "Chairman of the Board" means the Chairman of the Board of Directors of the Corporation.

  1.11 "President" means the President of the Corporation.

                                      2

  1.12 "Secretary" means the Secretary of the Corporation.

  1.13 "Stockholders" means stockholders of the Corporation.

  1.14 "Treasurer" means the Treasurer of the Corporation.

  1.15 "Vice President" means a Vice President of the Corporation.


                                    ARTICLE 2

                                  STOCKHOLDERS

  2.1 Place of Meetings. Every meeting of the stockholders shall be held at the
      -----------------
office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

  2.2 Annual Meeting. A meeting of stockholders shall be held annually for the
      --------------
election of directors and the transaction of other business at such hour as may be designated in the notice of meeting, on the second Tuesday in May in each year (or, if such date falls on a legal holiday, on the first business day thereafter which is not a Saturday, Sunday or legal holiday), or on such other date not later than six months after the end of the fiscal year of the Corporation, as may be fixed by the Board.

  2.3 Special Meetings. A special meeting of stockholders, unless otherwise
      ----------------
prescribed by statute, may be called at any time by the Board or by the Chairman of the Board and Chief Executive Officer, the President or by the Secretary and shall be called by the Chairman of the Board and Chief Executive Officer, the President or by the Secretary on the written request of holders of a majority or more of the shares of capital stock of the Corporation entitled to vote in an election of directors, which written request shall state the purpose or purposes of such meeting. At any special meeting of stockholders only such business may be transacted which is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.5 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.4 of the By-laws.

  2.4 Fixing Record Date. For the purpose of determining the stockholders
      ------------------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action,

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the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

  2.4.1 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

  2.4.2 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

  2.4.3 The record date for determining stockholders for any purpose other than specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

  2.5 Notice of Meetings of Stockholders. Except as otherwise provided in
      ----------------------------------
Sections 2.3 and 2.4 of the By-laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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  2.6 List of Stockholders. The Secretary shall prepare and make, or cause to be
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prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  2.7 Quorum of Stockholders; Adjournment. The holders of a majority of the
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shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

  2.8 Voting; Proxies. Unless otherwise provided in the Certificate of
      ---------------
Incorporation every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.4 of the By-laws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every, reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At any meeting of stockholders, a quorum being present, all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with
Section 212 of the General Corporation Law.

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  2.9 Selection and Duties of Inspectors at Meetings of Stockholders. The Board,
      --------------------------------------------------------------
in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

  2.10 Organization. At every meeting of stockholders, the Chairman of the Board
       ------------
and Chief Executive Officer, or in his absence the President, or in the absence of both of them the Senior Vice President, or in the absence of all of them the Executive Vice President or in the absence of all of them the most senior Vice President (based on term of service as Vice President) present, shall act as chairman of the meeting. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

  2.11 Order of Business. The order of business at all meetings of stockholders
       -----------------
shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

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                                    ARTICLE 3

                                    Directors

  3.1 General Powers. Except as otherwise provided in the Certificate of
      --------------
Incorporation, the business and affairs of the Corporation shall be managed by the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by law, to be exercised and performed by the stockholders.

  3.2 Number; Qualification; Term of Office. The Board shall consist of one or
      -------------------------------------
more members. The number of directors shall be fixed initially by the Board and may thereafter be changed from time to time by action of the stockholders or of the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

  3.3 Election. Directors shall except as otherwise required by law or by the
      --------
Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

  3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in
      -----------------------------------------
the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, at any meeting of the Board or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

  3.5 Resignations. Any director may resign at any time by written notice to the
      ------------
Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

  3.6 Removal of Directors. Any or all of the directors may be removed (i) for
      --------------------
cause, by vote of the stockholders or by action of the Board, and (ii) without cause, by vote of the stockholders.

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  3.7 Remuneration. Unless otherwise expressly provided by resolution adopted by
      ------------
the Board, none of the directors or of the members of any committee of the Corporation contemplated by these By-laws or otherwise provided for by resolution of the Board shall as such receive any stated remuneration for his services; but the Board may at any time or from time to time by resolution provide that remuneration shall be paid to, or on behalf of, any director of the Corporation or to any member of any such committee who shall not be in the employ of the Corporation or of any of its subsidiary companies, either as his annual remuneration as such director or member or as remuneration for his attendance at each meeting of the Board or of such committee. The Board may also likewise provide that the Corporation shall reimburse each such director or member of such committee for any expenses paid by him on account of his attendance at any such meeting. Nothing in this Section contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

  3.8 Place and Time of Meetings of the Board. Meetings of the Board, regular or
      ---------------------------------------
special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

  3.9 Annual Meetings. On the day when and at the place where the annual meeting
      ---------------
of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

  3.10 Regular Meetings. Regular meetings of the Board may be held at such times
       ----------------
and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

  3.11 Special Meetings. Special meetings of the Board shall be held whenever
       ----------------
called by the Chairman of the Board, the President, or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable or wireless, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed,

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each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. Such mailing shall be by first-class mail.

  3.12 Adjourned Meetings. A majority of the directors present at any meeting of
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the Board, including an adjourned meeting, whether or not a quorum is present may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

  3.13 Waiver of Notice. Whenever notice is required to be given to any director
       ----------------
or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

  3.14 Organization. At each meeting of the Board, the Chairman of the Board, or
       ------------
in the absence of the Chairman of the Board, the President of the Corporation, or in the absence of the Chairman of the Board and the President, the Vice Chairman of the Board, or in the absence of all of them a chairman chosen by the majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

  3.15 Quorum of Directors. A majority of the directors then in office shall
       -------------------
constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

  3.16 Action by the Board. All corporate action taken by the Board or any
       -------------------
committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can

                                      9

hear each others and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.


                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

  4.1 Executive Committee; Number, Appointment, Term of Office, etc. (a) The
      -------------------------------------------------------------
Board, by resolution adopted by a majority of the whole Board, may designate an Executive Committee consisting of the Chairman of the Board and Chief Executive Officer and the President and such other directors as it may designate. Each member of the Executive Committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the whole Board. Any vacancies on the Executive Committee may be filled by the majority of the whole Board.

  (b) The Executive Committee, between meetings of the Board, shall have and may exercise the powers of the Board in the management of the property, business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Without limiting the foregoing, the Executive Committee shall have the express power and authority to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

  (c) At each meeting of the Executive Committee, one of the following shall act as chairman of the meeting and preside thereat in the following order of precedence:

       (i) the Chairman of the Executive Committee, who shall be appointed from among the members of the Executive Committee by the Board;

      (ii) the Vice Chairman of the Executive Committee, who shall be appointed from among the members of the Executive Committee by the Board;

     (iii) the Chairman of the Board, if chief executive officer (if he is not the Chairman or the Vice Chairman of the Executive Committee);

      (iv) the President (if he is not the Chairman or the Vice Chairman of the Executive Committee);

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       (v) the Senior Vice President (if he is not the Chairman or the Vice
           Chairman of the Executive Committee).

The Secretary, or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

  (d) Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Board, if Chief Executive Officer, the President, the Chairman of the Executive Committee or by the Vice Chairman of the Executive Committee and shall be called by the Secretary of the Corporation on the request of a majority of the Executive Committee. Notice of each special meeting of the Executive Committee shall be given to each member thereof by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his residence or usual place of business at least two days before the day on which such meeting is to be held or shall be sent addressed to him at such place by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone a reasonable time in advance of the time at which such meeting is to be held. Notice of any such meeting need not, however, be given to any member of the Executive Committee if he shall be present at such meeting. Any meeting of the Executive Committee shall be a legal meeting without any Notice thereof having been given if all the members of the Executive Committee shall be present thereat. Such notice shall specify the time and place of the meeting, but except as otherwise expressly provided by law, the purposes thereof need not be stated in such notice. Subject to the provisions of these By-laws, the Executive Committee may fix its own rules of procedure, and it shall keep a record of its proceedings and report them to the Board at the next regular or special meeting thereof after such proceedings shall have been taken. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

  (e) Except as otherwise provided by law, a majority of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members of the Executive Committee present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The Executive Committee shall act only as a committee, and the individual members shall have no power as such.

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  (f) Any member of the Executive Committee may resign therefrom at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect immediately upon its receipt; and, except as specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  (g) In addition to the foregoing, in the absence or disqualification of a member of the Executive Committee, the members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

  4.2 Other Committees of the Board. The Board, by resolution adopted by a
      -----------------------------
majority of the whole Board, may designate one or more other committees, which shall in each case consist of such number of directors, but not less than two, and shall have and may exercise such powers for such periods, as the Board may determine in the resolution designating such committee. A majority of the members of any such committee may fix its rules of procedure, determine its action, fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall by resolution adopted by a majority of the whole Board otherwise provide. Each member of any such committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the whole Board. Any vacancies on any such committee may be filled by a majority of the whole Board.

  4.3 Other Committees. Nothing hereinbefore contained in this Article 4 shall
      ----------------
be deemed to preclude the designation by the Chairman of the Board, if Chief Executive Officer, or the President, of committees, other than committees of the Board, which may include officers and employees who are not directors.


                                   ARTICLE 5

                                   OFFICERS

  5.1 Officers. The Board shall elect a Chairman of the Board and Chief
      --------
Executive Officer, a President, a Chairman of the Executive Committee, a Chairman of the Management Committee, a Secretary and a Treasurer, and as many Assistant Secretaries and Assistant Treasurers as the Board may deem necessary, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. The Board may designate one or more Vice Presidents as Senior Vice President, Executive Vice President, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation

                                      12

or removal in the manner provided in Section 5.2 of the By-laws. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

  5.2 Removal of Officers. Any officer elected or appointed by the Board may be
      -------------------
removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

  5.3 Resignations. Any officer may resign at any time in writing by notifying
      ------------
the Board, The Chairman of the Board and Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

  5.4 Vacancies. A vacancy in any office because of death, resignation, removal,
      ---------
disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

  5.5 Compensation. Salaries or other compensation of the officers may be fixed
      ------------
from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

  5.6 Chairman of the Board and Chief Executive Officer. The Chairman of the
      -------------------------------------------------
Board and Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The Chairman of the Board and Chief Executive Officer shall, if present, preside at all meetings of the stockholders and at all meetings of the Board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed and, in general, he shall perform all duties incident to the office of Chairman of the Board and Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board. The Board may designate two persons to serve as Co-Chairman of the Board and Co-Chief Executive Officer of the Corporation

                                      13

in which case each reference in these By-Laws to the "Chairman of the Board and Chief Executive Officer" shall mean the "Co-Chairmen of the Board and Co-Chief Executive Officers". Where both individuals holding such office are present, the individual with greater seniority shall exercise the powers of the office, unless otherwise directed by the Board.

  5.7 President. At the request of the Chairman of the Board and Chief Executive
      ---------
Officer, or in his absence, at the request of the Board, the President shall perform all of the duties of the Chairman of the Board and Chief Executive Officer and so acting shall have all the powers of, and be subject to all restrictions upon the Chairman of the Board and Chief Executive Officer. The President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board.

  5.8 Chairman of the Executive Committee. The Chairman of the Executive
      -----------------------------------
Committee shall have the powers and duties incident to that office and shall have other powers and duties as may be prescribed from time to time by the Board of Directors. He shall be a member of the Executive Committee and shall preside at all meetings of the Executive Committee. In the event of the absence or disability of the Chairman of the Board and Chief Executive Officer and of the President, he shall perform the duties of the Chairman of the Board and Chief Executive Officer and of the President, unless the Board of Directors shall have designated another person to perform such duties.

  5.9 Chairman of the Management Committee. The Chairman of the Management
      ------------------------------------
Committee shall have the powers and duties incident to that office. As such he shall consider matters relating to strategic planning, including potential for acquisitions and dispositions of businesses, the management of the Corporation and such other matters as the Board of Directors may from time to time determine. He shall be a member of the Management Committee and shall preside at all meetings of the Management Committee.

  5.10 Vice Presidents. At the request of the Chairman of the Board and Chief
       ---------------
Executive Officer, or in his absence, at the request of the President, or in the absence of both of them, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or in the absence of any such designation in order of seniority based on age) perform all of the duties of the Chairman of the Board and Chief Executive Officer and so acting shall have all the powers of and be subject to all restrictions upon the Chairman of the Board and Chief Executive Officer. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the

                                      14

name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof than be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board and Chief Executive Officer or the President.

  5.11 Secretary. The Secretary, if present, shall act as secretary of all
       ---------
meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the Chairman of the Board and Chief Executive Officer, the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock, of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board and Chief Executive Officer or by the President.

  5.12 Treasurer. The Treasurer shall have charge and custody of, and be
       ---------
responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate amount of all moneys received or paid by him for the amount of the Corporation; have the right to require, from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman of the Board and Chief Executive Officer, the President or the Board, whenever the Chairman of the Board and Chief Executive Officer, the President or the Board, respectively, all require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the

                                      15

Chairman of the Board and Chief Executive Officer or by the President; and he may sign, with the Chairman of the Board and Chief Executive Officer, the President or a Vice President, certificates for shares of capital stock of the Corporation.

  5.13 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and
       ----------------------------------------------
Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chairman of the Board and Chief Executive Officer, or the President. Assistant Secretaries and Assistant Treasurers may, with the Chairman of the Board and Chief Executive Officer, the President or a Vice President, sign certificates for shares of capital stock of the Corporation.


                                     ARTICLE 6

                     CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

  6.1 Execution of Contracts. The Board may authorize any officer, employee or
      ----------------------
agent, in the name and on behalf of the Corporation, to enter into any contracts or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

  6.2 Loans. The Chairman of the Board and Chief Executive Officer, the
      -----
President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loan and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

  6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment
      -------------------
of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

  6.4 Deposits. The funds of the Corporation not otherwise employed shall be
      --------
deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

                                      16

                                    ARTICLE 7

                              STOCKS AND DIVIDENDS

  7.1 Certificates Representing Shares. The shares of capital stock of the
      --------------------------------
Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman of the Board and Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the cer-tificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

  7.2 Transfer of Shares. Transfers of shares of capital stock of the
      ------------------
Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

  7.3 Transfer and Registry Agents. The Corporation may from time to time
      ----------------------------
maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

  7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any
      --------------------------------------------------
shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as, a condition to the issue of any such new certificate, require the owner of the lost,

                                      17

destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sum and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

  7.5 Regulations. The Board may make such rules and regulations as it may deem
      -----------
expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

  7.6 Restriction on Transfer of Stock. A written restriction on the transfer or
      --------------------------------
registration of transfer of capital stock of the Corporation, if permitted by
Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

  7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of
      -----------------------
Incorporation and of law, the Board:

  7.7.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

  7.7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

                                      18

  7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interest of the Corporation.


                                   ARTICLE 8

                                INDEMNIFICATION

  8.1 Indemnification of Officers and Directors. The Corporation shall
      -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions, of the General Corporation law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts.

  8.2 Indemnification of Other Persons. The Corporation may indemnify any person
      --------------------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was, serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                                      19

                                  ARTICLE 9

                               BOOKS AND RECORDS

  9.1 Books and Records. The Corporation shall keep correct and complete books
      -----------------
and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation in Delaware, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

  9.2 Form of Records. Any records maintained by the Corporation in the regular
      ---------------
course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

  9.3 Inspection of Books and Records. Except as otherwise provided by law, the
      -------------------------------
Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.


                                   ARTICLE 10

                                      SEAL

  The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware".


                                   ARTICLE 11

                                  FISCAL YEAR

  The fiscal year of the Corporation shall begin on the 1st day of January and shall terminate on the 31st day of December in each year, or such other period as may be fixed by resolution of the Board.

                                      20

                                   ARTICLE 12

                              VOTING OF SHARES HELD

  Unless otherwise provided by resolution of the Board, the Chairman of the Board and Chief Executive Officer, or the President, or any Vice President, may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent, in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board and Chief Executive Officer, or the President, or any Vice President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.


                                   ARTICLE 13

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

  Pursuant to the provisions of Section 203 (a) (2) of the General Corporation Law, the Corporation, by action of the Board, expressly elects not to be governed by Section 203 of the General Corporation Law, dealing with business combinations with interested stockholders. Notwithstanding anything to the contrary in these By-laws, the provisions of this Article 13 may not be further amended by the Board, except as may be specifically authorized by the General Corporation Law.


                                   ARTICLE 14

                                   AMENDMENTS

  The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of directors. The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the Board, provided that the vote of a majority of the entire Board shall be required to change the number of

                                      21

authorized directors. Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, supplemented or repealed by the stockholders entitled to vote thereon.


                                   ARTICLE 15

                                    OFFICES

  The Corporation may have an office or offices at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation require.

                                      22